Exhibit 99.1

Demandware Announces First Quarter 2013 Financial Results

Comparable Subscription Revenue Growth of 55 Percent

Strong Momentum with Large Enterprise Customers

BURLINGTON, Mass.--(BUSINESS WIRE)--May 7, 2013--Demandware®, Inc. (NYSE: DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced strong financial results for its first quarter ended March 31, 2013.

First Quarter Highlights

  Subscription revenue for the first quarter was $18.9 million, a 39% year over year increase from $13.6 million in the first quarter of 2012
  Total revenue for the first quarter was $20.5 million, a 27% year over year increase from $16.1 million in the first quarter of 2012
  156 live customers at March 31, 2013, an increase of 42% from 110 last year
  630 live sites at March 31, 2013, an increase of 57% from 402 last year

Subscription revenue in the first quarter was $18.9 million, a 39% increase over $13.6 million in the first quarter of 2012. On a comparable basis, excluding the $1.4 million in subscription revenue in the first quarter of 2012 from Neckermann GmbH, a Demandware customer that filed for insolvency proceedings on October 1, 2012, subscription revenue for the first quarter grew 55%. Total revenue for the first quarter was $20.5 million, a 27% increase from $16.1 million a year ago. Excluding the $1.9 million in total revenue from Neckermann in the first quarter of 2012, total revenue grew 45%.

“2013 is off to a fantastic start for Demandware,” stated Tom Ebling, Chief Executive Officer, Demandware. “The power of our cloud solution is resonating loudly with larger enterprise-scale retailers and brands across vertical markets. As the pace of change in retail accelerates, companies are increasingly looking for alternatives to the inflexibility of traditional ecommerce solutions. This was demonstrated in the first quarter not only by our large customer wins, like Jo-Ann Stores and Avenue Stores, but also in the strength of our pipeline. Retailers recognize that the best alternative to drive innovation and deliver omni-channel experiences in their mission-critical digital commerce operations is found in the cloud and we are their only viable alternative as the leading enterprise-class, digital commerce cloud solution in the market.”

  Demandware signed significant new customers during the quarter including Cole Haan, Moet Hennessy Asia Pacific, Rocky Brands, Scotch & Soda, SkyMall and Vilebrequin.
  Leading retailers such as american golf, Crabtree & Evelyn, Dermalogica and the Apparel Group were among the companies that launched new initial sites on the Demandware Commerce platform during the first quarter.
  Existing customers like Crocs, L’Oreal, New Balance, Playmobil, Quiksilver, Reitmans and Tempur (with eCommera) expanded their operations on the Demandware Commerce platform launching new commerce sites for new geographies or for new brands.

“During the first quarter, we again exceeded our stated outlook for subscription revenue and enjoyed strong customer acquisition to start the year,” stated Scott Dussault, Demandware Chief Financial Officer. “Our customers leveraged the flexibility and scalability of Demandware Commerce to rapidly expand their digital commerce operations across channels, geographies and brands. As a result, our customers continued to grow their digital businesses, which fueled our first quarter revenue growth. In addition, the first quarter of 2013 was our best quarter ever for customer acquisition, in terms of both committed average annual subscription value and customer count. We are confident that we are making the right investments in sales, marketing, and engineering to capitalize on the opportunities in the market for digital commerce solutions.”

Demandware’s loss from operations for the first quarter of 2013 was $7.3 million, as compared to a loss from operations of $1.8 million for the same period in 2012, reflecting the company's increased investments to support the growth of its business.

Our GAAP net loss for the first quarter of 2013 was $8.0 million, or $(0.27) per share attributable to common stockholders, as compared to a net loss of $2.2 million, or $(0.42) per share attributable to common shareholders, for the first quarter of 2012. Non-GAAP net loss for the first quarter of 2013 was $4.0 million, or $(0.13) per share, as compared to non-GAAP net loss of $1.9 million, or $(0.23) per share, for the first quarter of 2012. (1)

(1)Non-GAAP net loss excludes expenses related to stock-based compensation. Non-GAAP net loss per share excludes expenses related to stock-based compensation and the accretion of redeemable preferred stock.

Quarterly Conference Call

To access the call at 8:30 a.m. today, please dial (877) 703-6102 in the U.S. or +1 (857) 244-7301 internationally. The Passcode for the call is: 71244905. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through May 14, 2013. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 36699041. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware, a leader in digital commerce, enables the world’s premier retailers to move faster and grow faster in the changing face of retail. Demandware’s enterprise cloud platform minimizes the costs and complexities of running global, omni-channel commerce operations, and empowers retailers to respond with speed and agility to new market opportunities and continually evolving consumer expectations. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net loss and non-GAAP net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude expenses related to stock-based compensation and the accretion of redeemable preferred stock. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$56,349	$58,877
Short-term investments	50,811	48,251
Accounts receivable — net of allowance of doubtful accounts and credit memos	18,001	19,214
Prepaid expenses and other current assets	4,385	3,452
Total current assets	129,546	129,794

Property and equipment — net	8,982	8,377
Other assets	1,331	1,157
Total assets	$139,859	$139,328

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable	$2,843	$3,021
Accounts payable	3,092	3,168
Accrued expenses	8,220	8,348
Deferred revenue	14,544	11,105
Deferred rent	135	127
Total current liabilities	28,834	25,769

Long-term liabilities:
Deferred revenue	17,052	15,647
Notes payable	2,191	2,353
Deferred rent	932	969
Total liabilities	49,009	44,738

Stockholders' equity:
Common stock	301	298
Additional paid-in capital	175,294	170,997
Accumulated other comprehensive loss	(85)	(17)
Accumulated deficit	(84,660)	(76,688)
Total stockholders’ equity	90,850	94,590
Total liabilities and stockholders' equity	$139,859	$139,328

Demandware, Inc.
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenue:
Subscription	$18,905	$13,613
Services	1,609	2,477
Total revenue	20,514	16,090

Cost of revenue:
Subscription	3,964	2,866
Services	2,518	2,553
Total cost of revenue	6,482	5,419

Gross profit	14,032	10,671

Operating expenses:
Sales and marketing	11,376	6,338
Research and development	4,740	3,471
General and administrative	5,233	2,705
Total operating expenses	21,349	12,514

Loss from operations	(7,317)	(1,843)

Other income (expense):
Interest income	62	1
Interest expense	(79)	(74)
Other expense	(419)	(201)

Other expense — net	(436)	(274)
Loss before income taxes	(7,753)	(2,117)
Income tax expense	219	126

Net loss	$(7,972)	$(2,243)
Accretion of redeemable convertible preferred stock	-	(1,172)

Net loss attributable to common stockholders	$(7,972)	$(3,415)

Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.42)

Weighted average common shares outstanding, basic and diluted	29,958	8,128

Demandware, Inc.
Stock Based Compensation Expense
(unaudited, in thousands)

	Three Months Ended March 31,
	2013	2012

Cost of subscription revenue	$115	$7
Cost of services revenue	382	27
Sales and marketing	1,096	89
Research and development	913	46
General and administration	1,480	210

	$3,986	$379

Demandware, Inc. Condensed Consolidated Statements of Cash Flows (unaudited, in thousands)

	Three Months Ended March 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,972)	$(2,243)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,079	750
Re-measurement of preferred stock warrant liability	-	426
Bad debt expense	53	-
Stock-based compensation	3,986	379
Deferred rent expense	(29)	(4)
Other non-cash reconciling items	145	8
Changes in operating assets and liabilities:
Accounts receivable	1,160	1,126
Prepaid expenses and other current assets	(965)	(1,073)
Other long term assets	(8)	-
Accounts payable	(140)	961
Accrued expenses	(41)	(1,657)
Deferred revenue	4,844	2,696
Net cash provided by operating activities	2,112	1,369

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,620)	(1,538)
Purchase of marketable securities	(17,533)	-
Sale and maturity of marketable securities	14,825	-
Decrease in restricted cash and other assets	(185)	-

Net cash used in investing activities	(4,513)	(1,538)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	-	94,116
Proceeds from exercise of stock options	314	370
Deferred offering costs	-	(789)
Proceeds from issuance of notes payable	574	1,306
Payments of equipment notes	(682)	(568)
Payments of software financing agreement	(232)	-

Net cash (used in) provided by financing activities	(26)	94,435

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(101)	47

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,528)	94,313

CASH AND CASH EQUIVALENTS — Beginning of period	58,877	14,939

CASH AND CASH EQUIVALENTS — End of period	$56,349	$109,252

Demandware, Inc.
Calculation of Non-GAAP Operating Loss, Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Operating loss:
GAAP operating loss	$(7,317)	$(1,843)
Add back:
Stock-based compensation	3,986	379
Total non-GAAP operating loss	(3,331)	(1,464)

Net loss:
GAAP net loss	$(7,972)	$(2,243)
Add back:
Stock-based compensation	3,986	379
Total non-GAAP net loss	(3,986)	(1,864)

Non-GAAP net loss per share:
Basic & Diluted	$(0.13)	$(0.23)

CONTACT:
Demandware
Erica Smith, 781-425-1222
Vice President, Investor Relations
esmith@demandware.com